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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Oklahoma Gas and Electric Company for the registration of $200,000,000 of Senior Notes and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the financial statements and schedule of Oklahoma Gas and Electric Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP


Oklahoma City, Oklahoma
April 11, 2003